UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 2020

CALPINE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-12079	77-0212977
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

717 Texas Avenue, Suite 1000, Houston, Texas 77002
(Addresses of principal executive offices and zip codes)

Registrant's telephone number, including area code: (713) 830-2000

Not applicable
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

TABLE OF CONTENTS

ITEM 1.01 — ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
ITEM 2.03 — CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT
ITEM 9.01 — FINANCIAL STATEMENTS AND EXHIBITS
SIGNATURES
EXHIBIT INDEX

ITEM 1.01 — ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
As further discussed in Item 2.03 below, Calpine Corporation (“Calpine” or the “Company”) announced the closing of a $1.1 billion Climate Bonds Certified financing consisting of a $900 million senior secured term loan and a $200 million letter of credit facility at its indirect, wholly owned subsidiary, Geyser Power Company, LLC (“GPC LLC”).
The information included in Item 2.03 is incorporated by reference into this Item 1.01.
ITEM 2.03 — CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT
On June 9, 2020, GPC LLC and the guarantors party thereto entered into a seven-year $900 million first lien senior secured term loan facility and three senior secured revolving letter of credit facilities totaling $200 million with MUFG Bank, Ltd., as administrative agent, MUFG Union Bank, N.A., as first lien collateral agent and the lenders party thereto from time to time (the “Credit Agreement”). This summary of the material terms of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the Credit Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein. All capitalized terms used, but not defined, herein are defined in the Credit Agreement.
The Credit Agreement provides for a first lien senior secured term loan facility in an aggregate principal amount of $900 million, which bears interest, at GPC LLC’s option, at either (i) the Base Rate, equal to the highest of (a) the Federal Funds Rate plus 0.50% per annum, (b) the prime rate published in the Wall Street Journal, or (c) 1.0% plus an applicable margin of 1.0%, increasing by 0.125% every three years, or (ii) LIBOR plus an applicable margin of 2.00% per annum, increasing by 0.125% every three years.
Subject to certain qualifications and exceptions, the Credit Agreement and the accompanying First Lien Common Terms Agreement will, among other things, limit GPC LLC’s ability and the ability of the guarantors to:

•	incur or guarantee additional first lien indebtedness;

•	enter into certain types of commodity hedge agreements that can be secured by first lien collateral;

•	enter into financing structure sale and leaseback transactions;

•	create certain liens; and

•	consolidate, merge or transfer all or substantially all of GPC LLC’s assets and the assets of GPC LLC’s restricted subsidiaries on a combined basis.
If a Change of Control occurs, GPC LLC will be in an Event of Default under the Credit Agreement.
In connection with the Credit Agreement, GPC LLC and the guarantors (subject to certain exceptions) have made certain representations and warranties and are required to comply with various affirmative and negative covenants. The Credit Agreement is subject to customary events of default included in financing transactions, including, among others, failure to make payments when due, breach of certain covenants, breach of certain representations and warranties, involuntary or voluntary bankruptcy, and material judgments. If an event of default arises from certain events of bankruptcy or insolvency, all amounts outstanding under the Credit Agreement will become due and payable immediately without further action or notice. If other Events of Default arise and are continuing, the Lenders holding more than 50% of the outstanding amounts under the Credit Agreement may declare all amounts outstanding pursuant to the Credit Agreement to be due and payable immediately.
ITEM 9.01 — FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

Exhibit No.	Description

10.1
Credit Agreement, dated as of June 9, 2020, among Geysers Power Company, LLC, the guarantors party thereto and MUFG Bank, Ltd, as administrative agent, MUFG Union Bank, N.A., as First Lien Collateral Agent, and the lenders and issuing banks parties thereto.*

_______________

*
Schedules and certain similar attachments to this exhibit have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplementally to the Securities and Exchange Commission a copy of any omitted attachment upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALPINE CORPORATION

	By:	/s/ ZAMIR RAUF
Zamir Rauf
Executive Vice President and
Chief Financial Officer

Date: June 12, 2020

EXHIBIT INDEX

Exhibit No.	Description

10.1
Credit Agreement, dated as of June 9, 2020, among Geysers Power Company, LLC, the guarantors party thereto and MUFG Bank, Ltd, as administrative agent, MUFG Union Bank, N.A., as First Lien Collateral Agent, and the lenders and issuing banks parties thereto.*

_______________

*
Schedules and certain similar attachments to this exhibit have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplementally to the Securities and Exchange Commission a copy of any omitted attachment upon request.

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